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                                                                      EXHIBIT 5

                          GOODWIN, PROCTER & HOAR LLP

                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881

                                                       TELEPHONE (617) 570-1000
                                                       TELECOPIER (617) 523-1231


                                 June 21, 1996



Boston Private Bancorp, Inc.
Ten Post Office Square
Boston, MA 02109

         Re:      Registration Statement on Form S-8
                  ----------------------------------

Ladies and Gentlemen:

        This opinion is delivered in our capacity as special counsel to Boston Private Bancorp, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") relating to 200,000 Shares of Common Stock, par value $1.00 per share (the "Registered Shares"). The Registered Shares are to be sold by the Company pursuant to the Company's Directors' Stock Option Plan of March 31, 1993 (the "Plan").

         As special counsel for the Company, we have examined a copy of the Plan, as amended, the Company's Amended and Restated Articles of Organization and By-laws, each as presently in effect, and such records, certificates and other documents of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

         Based on the foregoing, we are of the opinion that, when the Registered Shares are sold and paid for pursuant to the terms of the Plan, the Registered Shares will be duly authorized, legally issued, fully paid and non-assessable by the Company under the Massachusetts Business Corporation Law.

         We hereby consent to being named as counsel to the Company in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,



                                           /s/ GOODWIN, PROCTER & HOAR L.L.P.

                                           GOODWIN, PROCTER & HOAR L.L.P.